Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: MES INTERNATIONAL, INC., et al., [1] Debtors.	) ) ) ) ) ) ) )	Chapter 11 Case No. 09-14109 (PJW) Jointly Administered Related to Docket No. 768

ORDER CONFIRMING FINAL FOURTH MODIFIED JOINT CHAPTER 11 PLAN

OF REORGANIZATION FOR MES INTERNATIONAL, INC.

GSI GROUP INC. AND GSI GROUP CORPORATION

This matter is before the Court for entry of an order (this “Confirmation Order”) confirming the Final Fourth Modified Joint Plan of Reorganization for MES International, Inc., GSI Group Inc. and GSI Group Corporation [Docket No. 768] (together with all exhibits and schedules thereto and the Plan Documents filed with the Court, the “Plan”), dated May 24, 2010, filed by MES International, Inc. and the other above-captioned debtors and debtors in possession (collectively, the “Debtors”). [A copy of the Plan is annexed hereto as Exhibit A.]

On January 8, 2010, the Court approved the Disclosure Statement Accompanying the First Modified Joint Plan of Reorganization (the “Disclosure Statement”).2 Based upon this Court’s review of (i) the Debtors’ Brief in Support of Confirmation of the Third Modified Joint Plan of Reorganization for MES International, Inc., GSI Group Inc., and GSI Group Corporation [Docket No. 545] (the “Confirmation Brief”), filed on April 13, 2010; (ii) the Affidavit of The Garden City Group Certifying Ballots Accepting and Rejecting the Joint Plan of

[1]	The Debtors and the last four digits of their respective taxpayer identification numbers are as follows:

MES International, Inc. (1964); GSI Group Inc. (0412); and GSI Group Corporation (9358). The Debtors’ headquarters is located at 125 Middlesex Turnpike, Bedford, MA 01730.

[2]	Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Plan or the Disclosure Statement.

Reorganization for MES International, Inc., GSI Group, Inc. and GSI Group Corporation [Docket No. 574] (the “Voting Affidavit”) with a “Ballot Tabulation Report” attached thereto as Exhibit A, filed on April 14, 2010; (iii) the Notice of Filing of (I) Notices of Change of Vote, and (II) Notice of Vote to Accept Fourth Modified Joint Chapter 11 Plan filed on May 25, 2010 [Docket No. 762] (the “Voting Notice”); (iv) the Supplement to the Voting Affidavit filed on May 27, 2010 [Docket No. 773] (the “Supplemental Voting Affidavit”); (v) certain documents comprising the Plan Documents filed by the Debtors on May 14, 2010, May 24, 2010 and May 25, 2010; (vi) all of the evidence proffered or adduced at, objections filed in connection with, and arguments of counsel made at, the Confirmation Hearing (as defined below); and (vii) the entire record of these Chapter 11 Cases; and after due deliberation thereon and good cause appearing therefor, this Court hereby makes and issues the following findings of fact and conclusions of law.3

THE COURT FINDS AND CONCLUDES:

A. Jurisdiction and Venue. On the Petition Date, each Debtor commenced a chapter 11 case by filing a voluntary petition for relief under chapter 11 of the Bankruptcy Code. The Debtors were and are qualified to be debtors under section 109 of the Bankruptcy Code. Venue in the District of Delaware was proper as of the Petition Date pursuant to 28 U.S.C. §§ 1409 and 1409, and continues to be proper. Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(2). This Court has subject matter jurisdiction over this matter pursuant to 28 U.S.C. § 1334. This Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

[3]

This Confirmation Order constitutes this Court’s findings of fact and conclusions of law under Fed. R. Civ. P. 52, as made applicable by Bankruptcy Rules 7052 and 9014. Any and all findings of fact shall constitute findings of fact even if they are stated as conclusions of law, and any and all conclusions of law shall constitute conclusions of law even if they are stated as findings of fact.

B. Modifications to the Plan. On November 20, 2009, the Debtors filed the Joint Plan of Reorganization for MES International, Inc., GSI Group Inc., and GSI Group Corporation [Docket No. 23], together with the Disclosure Statement Accompanying the Joint Plan of Reorganization for MES International, Inc., GSI Group Inc., and GSI Group Corporation [Docket No. 24]. On January 11, 2010, the Debtors filed the First Modified Joint Plan of Reorganization for MES International, Inc., GSI Group Inc., and GSI Group Corporation [Docket No. 194] along with the First Amended Disclosure Statement Accompanying the Joint Plan of Reorganization for MES International, Inc., GSI Group Inc., and GSI Group Corporation [Docket No. 195]. On March 16, 2010, the Debtors filed the Second Modified Joint Plan of Reorganization for MES International, Inc., GSI Group Inc., and GSI Group Corporation [Docket No. 421]. On April 9, 2010, the Debtors filed the Final Third Modified Joint Plan of Reorganization for MES International, Inc., GSI Group Inc., and GSI Group Corporation [Docket No. 525], and contemporaneously filed a comparison document marked to show changes between the versions of the Plan filed on March 16, 2010 and April 9, 2010. On April 9, 2010, the Debtors filed the Supplement to the Third Modified Joint Plan of Reorganization for MES International, Inc., GSI Group Inc., and GSI Group Corporation [Docket No. 527]. On May 14, 2010, the Debtors filed the Fourth Modified Joint Plan of Reorganization for MES International, Inc., GSI Group Inc., and GSI Group Corporation (Docket. No. 705], and contemporaneously filed a comparison document marked to show changes between the versions of the Plan filed on April 9, 2010 and May 14, 2010. On May 24, 2010, the Debtors filed the Final Fourth Modified Joint Plan of Reorganization for MES International, Inc., GSI Group Inc., and GSI Group Corporation [Docket No. 752], and contemporaneously filed a comparison document marked to show changes between the versions of the Plan filed on May 14, 2010 and May 24, 2010. These modifications do not adversely change the treatment of the Claim of any creditor or Holder of Equity Interests who has not accepted in writing the modifications. The Court takes judicial notice that pursuant to the execution of the Plan Support Agreement by the Required Noteholders, the Senior Note Claims have accepted the modifications in writing. Accordingly, pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or re-solicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that Holders of Claims or Equity Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

C. Solicitation Order. On January 8, 2010, this Court entered its Order (I) Approving Disclosure Statement; (II) Establishing Voting Deadline and Procedures for Filing Objections to Confirmation of Plan; (III) Approving Form of Ballot; and (IV) Establishing Solicitation and Tabulation Procedures (the “Solicitation Order”) [Docket No. 196]. The Solicitation Order, inter alia, (i) set February 26, 2010 at 9:30 a.m. Eastern Time, as the date for the commencement of the hearing to consider confirmation of the Plan (as later adjourned, the “Confirmation Hearing”), (ii) approved the form and method of notice of the Confirmation Hearing, and (iii) established certain procedures for soliciting and tabulating votes with respect to the Plan. As evidenced in the Affidavit of Service of Debra Wolther [Docket No. 233], the Debtors complied with the service requirements and procedures approved in the Solicitation Order and served (x) to Class 5 and Class 6A (collectively, the “Voting Classes”) (i) the notice of the Confirmation Hearing (the “Confirmation Hearing Notice”); (ii) the Solicitation Order; (iii) the First Modified Plan and the Disclosure Statement and all exhibits thereto; and (iv) a Ballot or Master Ballot, as applicable; and (y) to Classes 1A, 1B, 1C, 2A, 2B, 2C, 3A, 3B, 3C, 4A, 4B,

4C, 6B and 6C (collectively, the “Non-Voting Classes”) a notice of approval of the Disclosure Statement, non-voting status, the Confirmation Hearing, summary of treatment of Claims and Equity Interests and the deadline and procedures for filing objections to confirmation of the First Modified Plan.

D. Transmittal of Notice of Second Modified Plan. On March 16, 2010, the Debtors filed and served a Notice of (A) Filing of Second Modified Joint Chapter 11 Plan of Reorganization for MES International, Inc., GSI Group Inc. and GSI Group Corporation; and (B) Re-Scheduling of Plan Confirmation Hearing Filed by MES International, Inc., et al. (the “Notice of Second Modified Plan”) [Docket No. 429]. That Notice of Second Modified Plan: (1) provided a summary of changes between the First Modified Plan and the Second Modified Plan; (2) advised of the new Confirmation Hearing date of April 16, 2010; and (3) advised of an April 8, 2010 deadline for objections to confirmation of the Second Modified Plan. As set forth in the Affidavit of Service of Emily Young filed March 24, 2010 [Docket No. 460], the Notice of Second Modified Plan was served on all creditors and equity holders on March 17, 2010.

E. Transmittal of Notice of Fourth Modified Plan. On May 17, 2010, the Debtors filed a Notice of (A) Filing of Fourth Modified Joint Chapter 11 Plan of Reorganization for MES International, Inc., GSI Group Inc. and GSI Group Corporation; and (B) Re-Scheduling of Plan Confirmation Hearing Filed by MES International, Inc., et al. (the “Notice of Fourth Modified Plan”) [Docket No. 715]. That Notice of Fourth Modified Plan: (1) provided a summary of changes between the Third Modified Plan and the Fourth Modified Plan; (2) advised of the new Confirmation Hearing date of May 27, 2010; and (3) advised of a May 24, 2010 deadline for objections to confirmation of the Fourth Modified Plan. As set forth in the Affidavit of Service of Emily Young filed on May 17, 2010 [Docket No. 718], the Notice of Fourth Modified Plan was served on all creditors and equity holders on May 17, 2010.

F. Transmittal and Mailing of Materials; Notice. Due, adequate and sufficient notice of the Disclosure Statement, Plan, Plan Documents and of the Confirmation Hearing, together with all deadlines for voting on or filing objections to the Plan, was given to all known holders of Claims or Equity Interests. The Disclosure Statement, the Plan, Ballots, Master Ballots, Solicitation Order and Confirmation Hearing Notice were transmitted and served in accordance with the Solicitation Order, Bankruptcy Code and the Bankruptcy Rules, and such transmittal and service were adequate and sufficient. Adequate and sufficient notice of the Confirmation Hearing and the other applicable bar dates and hearings was given in compliance with the Bankruptcy Code, Bankruptcy Rules and the Solicitation Order, and no other or further notice is or shall be required.

G. Voting Report. On April 14, 2010, The Garden City Group filed with the Court the Voting Affidavit certifying the method and results of the Ballot and Master Ballot tabulation of each of the Voting Classes to accept or reject the Plan, and the Ballot Tabulation Report certifying results of the Debtors’ solicitation of acceptances and rejections of the Plan. On May 27, 2010, The Garden City Group filed with the Court the Supplemental Voting Affidavit certifying the effect, subject to final verification, of the vote changes described in the Voting Notice on the acceptance of the Plan by Class 6A. Collectively, the Voting Affidavit, the Supplemental Voting Affidavit and Ballot Tabulation Report shall be referred to as the “Voting Report.”

H. Solicitation. Based upon the Voting Report, votes for acceptance and rejection of the Plan were solicited in good faith and complied with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Disclosure Statement, the Solicitation Order, all other applicable provisions of the Bankruptcy Code, Bankruptcy Rules and all other applicable rules, laws and regulations.

I. Ballots and Master Ballots. All procedures used to distribute solicitation materials to the applicable holders of Claims and Equity Interests and to tabulate the Ballots and Master Ballots were fair and conducted in accordance with the Solicitation Order, the Bankruptcy Code, the Bankruptcy Rules, the local rules of the Court for the District of Delaware and all other applicable rules, laws and regulations. As evidenced by the Voting Report, all Ballots and Master Ballots were properly tabulated.

J. Good Faith Solicitation. Each of the Debtors and their respective directors, officers, agents, affiliates, representatives, attorneys and advisors have solicited votes on the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and the Solicitation Order and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article XIII of the Plan.

K. Impaired Classes that Have Voted to Accept the Plan. As evidenced by the Voting Affidavit and Ballot Tabulation Report, which certified both the method and results of the voting, pursuant to the requirements of sections 1124 and 1126 of the Bankruptcy Code, Class 5 has voted to accept the Plan. The Supplemental Voting Affidavit indicates, pursuant to the requirements of sections 1124 and 1126 of the Bankruptcy Code, that Class 6A has voted to accept the Plan. In addition, the Court takes judicial notice of the Voting Notice and finds that the Voting Notice indicates support for the Plan by significant holders of Class 6A Claims and Equity Interests. Accordingly, Class 6A has voted to accept the Plan. As such, all Impaired Classes, determined without including any acceptance by an insider of any of the Debtors, have voted to accept the Plan.

L. Classes 1A, 1B, 1C, 2A, 2B, 2C, 3A, 3B, 3C, 4A, 4B, 4C, 6B and 6C are Deemed to Accept the Plan. The Court finds that, under the Plan, Classes 1A, 1B, 1C, 2A, 2B, 2C, 3A, 3B, 3C, 4A, 4B, 4C, 6B and 6C are unimpaired as that term is defined in section 1124 of the Bankruptcy Code (“Unimpaired”). Therefore, pursuant to section 1126(f) of the Bankruptcy Code, Classes 1A, 1B, 1C, 2A, 2B, 2C, 3A, 3B, 3C, 4A, 4B, 4C, 6B and 6C are conclusively presumed to have accepted the Plan.

M. Judicial Notice. The Court takes judicial notice of the docket of these Chapter 11 Cases maintained by the clerk of the Court and/or its duly appointed agent (the “Docket”) including, without limitation, all pleadings and other documents on file, all orders entered, and all evidence and arguments made, proffered or adduced at the hearings held before the Court during the pendency of the Chapter 11 Cases.

N. Burden of Proof. The Debtors, as the Plan proponents, have met their burden of proving the elements of section 1129 of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard in this Court. The Court also finds that the Debtors have satisfied the elements of section 1129 of the Bankruptcy Code by clear and convincing evidence.

O. Plan Compliance with Applicable Provisions of the Bankruptcy Code (Section 1129(a)(1)). The Plan satisfies section 1129(a)(1) of the Bankruptcy Code because it complies with the applicable provisions of the Bankruptcy Code, including, but not limited to:

P. Proper Classification (Sections 1122, 1123(a)(1)). In addition to Administrative Claims, and Tax Claims (which are not required to be classified), Article III of the Plan designates five Classes of Claims (and certain subclasses of Claims) and one Class of Claims and Equity Interests. As required by section 1122(a) of the Bankruptcy Code, each Class of Claims and of Equity Interests contains only Claims and Equity Interests that are substantially similar to the other Claims and Equity Interests within that Class. Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

Q. Specification of Treatment of Unimpaired Classes (Section 1123(a)(2)). Pursuant to section 1123(a)(2) of the Bankruptcy Code, Article II of the Plan specifies all classes of Claims and Equity Interests that are Unimpaired and Article III of the Plan specifies the treatment of all classes Claims and Equity Interests that are Unimpaired. Thus, the Plan satisfies section 1123(a)(2) of the Bankruptcy Code.

R. Specification of Treatment of Impaired Claims (Section 1123(a)(3)). Pursuant to section 1123(a)(3) of the Bankruptcy Code, Article II of the Plan specifies all classes of Claims and Equity Interests that are Impaired and Article III of the Plan specifies the treatment of all classes of Claims and Equity Interests that are Impaired. Thus, the Plan satisfies section 1123(a)(3) of the Bankruptcy Code.

S. No Discrimination (Section 1123(a)(4)). Pursuant to section 1123(a)(4) of the Bankruptcy Code, Article III of the Plan also provides the same treatment for each type of Claim or Equity Interest within a particular Class, unless the Holder of a particular Claim or Equity Interest has agreed to different treatment. Thus, the Plan satisfies section 1123(a)(4) of the Bankruptcy Code.

T. Implementation of the Plan (Section 1123(a)(5)). Pursuant to section 1123(a)(5) of the Bankruptcy Code, the Plan provides adequate and proper means for the Plan’s implementation. Based upon the evidence proffered or adduced at or prior to the Confirmation

Hearing, the Debtors will have sufficient Cash to make all payments required to be made on the Effective Date pursuant to the terms of the Plan. Moreover, Article VI and various other provisions of the Plan specifically provide adequate means for implementing the Plan, including, without limitation: (a) the issuance of New Common Shares, New Equity Awards and Plan Distribution Rights; (b) the Rights Offering; (c) the Note Exchanges; (d) the ARS Sale; and (e) the issuance of New Senior Secured Notes. Thus, the Plan satisfies section 1123(a)(5) of the Bankruptcy Code.

U. Prohibition Against Issuance of Non-Voting Equity Securities and Provisions for Voting Power of Classes of Securities (Section 1123(a)(6)). The Reorganized GSI Entities’ new organizational documents, including the Reorganized Holdings Constituent Documents, satisfy the requirements set forth in section 1123(a)(6) of the Bankruptcy Code.

V. Selection of Officers and Directors (Section 1123(a)(7)). Pursuant to Section 6.14 and Section 6.15 of the Plan, and as identified publicly prior to the Confirmation Hearing, or as otherwise announced at the Confirmation Hearing, the Debtors properly and adequately disclosed the identity and affiliation of all individuals or entities proposed to serve on or after the Effective Date as officers and directors of the Reorganized Debtors. Thus, the Plan satisfies section 1123(a)(7) of the Bankruptcy Code.

W. Additional Plan Provisions (Section 1123(b)). The Plan’s provisions are appropriate and consistent with the applicable provisions of the Bankruptcy Code, including, without limitation, provisions for: (1) distributions to holders of Claims; (2) the disposition of executory contracts and unexpired leases; (3) the retention of, and right to enforce, sue on, settle, or compromise (or refuse to do any of the foregoing with respect to) certain claims or causes of action against third parties, to the extent not settled, waived and released under the Plan; (4) resolution of Disputed Claims and Disputed Equity Interests; (5) allowance of certain Claims; (6) indemnification obligations; and (7) releases by the Debtors.

X. Fed. R. Bankr. P. 3016(a). The Plan is dated and identifies the entities submitting it, thereby satisfying Bankruptcy Rule 3016(a).

Y. Debtors’ Compliance with Applicable Provisions of the Bankruptcy Code (Section 1129(a)(2)). The Debtors, as Plan proponents, have complied with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(2) of the Bankruptcy Code, including, without limitation, sections 1122, 1123, 1124, 1125, 1126, 1127 and 1145 of the Bankruptcy Code and Bankruptcy Rules 3016, 3017, 3018 and 3019. In particular, the Debtors are proper debtors under section 109 of the Bankruptcy Code and proper Plan proponents under section 1121(a) of the Bankruptcy Code. Furthermore, the solicitation of acceptances or rejections of the Plan: (1) complied with the Solicitation Order; (2) complied with all applicable laws, rules and regulations governing the adequacy of disclosure in connection with such solicitation; and (3) solicited votes to accept the Plan only after disclosing adequate information to Holders of Claims or Equity Interests as section 1125(a) of the Bankruptcy Code defines that term.

Z. Plan is Proposed in Good Faith (Section 1129(a)(3)). The Debtors have proposed the Plan in good faith and not by any means forbidden by law. The Plan and Plan Documents have been negotiated in good faith, at arm’s length and are fair and reasonable in all respects. In so determining, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself, and the process leading to its formulation. The Chapter 11 Cases were filed, and the Plan and Plan Documents were proposed, with the legitimate purpose of allowing the Debtors to reorganize and emerge from bankruptcy with an improved capital structure and improved operational and financial performance such as to allow them to satisfy their obligations with sufficient liquidity and capital resources. Entry into the Backstop Commitment Agreement and consummation of the Rights Offering is in the best interests of the Reorganized Debtors, the Debtors, their estates and their creditors. The Rights Offering to be made under or in connection with the Plan is an essential element of the Plan, and the terms of the various agreements evidencing such Rights Offering, equity purchases and Note Exchanges are in the best interests of the Reorganized Debtors, the Debtors, their estates and their creditors, and were negotiated and obtained in good faith. Any obligations in connection therewith shall be deemed to have been entered into and performed in good faith. The Rights Offering Packet provides sufficient information for those eligible to participate in the Rights Offering to make an informed decision whether to exercise their rights to purchase the New Common Shares. The Rights Offering Procedures set forth in the Rights Offering Documents are fair and reasonable.

AA. Payments for Services or Costs and Expenses are Reasonable and Approved (Section 1129(a)(4)). Pursuant to section 1129(a)(4) of the Bankruptcy Code, the payments to be made by the Debtors for services or for costs in connection with the Chapter 11 Cases, including all administrative expense and substantial contribution claims under sections 503 and 507 of the Bankruptcy Code, or in connection with the Plan and incident to the Chapter 11 Cases, have been approved by, or are subject to the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code. In addition, fees and expenses incurred by professionals retained by the Debtors or the Official Committee of Equity Security Holders (“Equity Committee”) shall be payable according to the Orders approving such professionals’ retention applications, the Plan, and this Confirmation Order.

BB. Directors, Officers, Trustees, and Insiders (Section 1129(a)(5)). The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code and have disclosed the initial officers and directors of the Reorganized Debtors.

CC. No Rate Changes (Section 1129(a)(6)). Section 1129(a)(6) of the Bankruptcy Code is satisfied because the Plan does not provide for any change in rates over which a governmental regulatory commission has jurisdiction.

DD. Best Interests Test (Section 1129(a)(7)). Based on the evidence that was proffered or adduced at or prior to, or in affidavits in connection with, the Confirmation Hearing, all Holders of Claims or Equity Interests will receive or retain under the Plan as much or more than they would receive if the Chapter 11 Cases were converted to cases under chapter 7 of the Bankruptcy Code.

EE. Acceptance by Impaired Classes (Section 1129(a)(8)). As set forth in the Voting Report and Voting Notice, Classes 5 and 6A have voted to accept the Plan. Because all classes under the Plan are either unimpaired or have voted to accept the Plan, section 1129(a)(8) of the Bankruptcy Code is satisfied.

FF. Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code (Section 1129(a)(9)). The treatment of Administrative Claims and Tax Claims under Article IV of the Plan satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code.

GG. Acceptance by At Least One Impaired Class (Section 1129(a)(10)). Classes 5 and 6A have voted to accept the Plan and, accordingly, section 1129(a)(10) of the Bankruptcy Code is satisfied.

HH. Feasibility of the Plan (Section 1129(a)(11)). The Plan satisfies section 1129(a)(11) of the Bankruptcy Code. Based upon the financial projections and the other evidence proffered or adduced at, or prior to, or in declarations filed in connection with the Confirmation Hearing, the Plan is feasible and confirmation of the Plan is not likely to be followed by any of the Debtors, the Reorganized GSI Entities or any successor to the Reorganized GSI Entities under the Plan either liquidating or requiring further financial reorganization. Furthermore, the Reorganized GSI Entities will have adequate capital to meet their ongoing obligations.

II. Payment of Bankruptcy Fees (Section 1129(a)(12)). In accordance with section 1129(a)(12) of the Bankruptcy Code, Article XIII of the Plan provides for the payment of all fees payable under 28 U.S.C. § 1930(a). The Reorganized Debtors have adequate means to pay all such fees.

JJ. Retiree Benefits (Section 1129(a)(13)). The Debtors do not provide retiree benefits; accordingly, section 1129(a)(13) of the Bankruptcy Code is not applicable.

KK. Domestic Support Obligations (Section 1129(a)(14)). The Debtors are not required to pay any domestic support obligations; accordingly, section 1129(a)(14) of the Bankruptcy Code is not applicable.

LL. Individual Debtor with Objection by Unsecured Claimant (Section 1129(a)(15)). The Debtors are not individuals; accordingly, section 1129(a)(15) of the Bankruptcy Code is not applicable.

MM. Corporation or Trust That is Not Moneyed, Business or Commercial Corporation or Trust (Section 1129(a)(16)). The Debtors are a moneyed, business or commercial corporation; accordingly, section 1129(a)(16) of the Bankruptcy Code is not applicable.

NN. Principal Purpose of the Plan (Section 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933 (15 U.S.C. § 77e).

OO. Satisfaction of Confirmation Requirements. Based upon the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

PP. Executory Contracts and Unexpired Leases. The Debtors have exercised reasonable business judgment in determining whether to assume or reject each of their executory contracts and unexpired leases as set forth in Article XI of the Plan and this Confirmation Order. Each assumption or rejection of an executory contract or unexpired lease pursuant to the Plan and this Confirmation Order shall be legal, valid, and binding upon the Reorganized Debtors and all non-Debtor parties to such executory contract or unexpired lease, all to the same extent as if such assumption or rejection had been effectuated pursuant to an appropriate authorizing order of this Court entered before the Confirmation Date under section 365 of the Bankruptcy Code.

QQ. Approval of Settlements and Compromises. Pursuant to Bankruptcy Rule 9019 and any applicable Federal or State law, and as consideration for the distributions and other benefits provided under the Plan, all settlements and compromises of Claims, Causes of Action and objections to Claims that are embodied in the Plan, including, but not limited to, the Senior Notes Settlement as set forth in Section 13.26 of the Plan, constitute good faith compromises and settlements of any Claims, Causes of Action and objections to Claims, which compromises and settlements are hereby approved as fair, equitable, reasonable and appropriate in light of the relevant facts and circumstances underlying such compromise and settlement, and are in the best interests of the Debtors and their Estates, creditors and other parties in interest.

RR. Releases and Discharges. The releases and discharges of Claims and Causes of Action described in Sections 6.20 and 6.21 of the Plan and this Confirmation Order constitute good faith compromises and settlements of the matters covered thereby and are consensual other than with respect to those holders of Claims and Equity Interests who validly elected not to grant such releases and discharges by “opting out” of such provisions on their timely submitted Ballots. Such compromises and settlements are made in exchange for adequate consideration and are in the best interests of holders of Claims and Equity Interests, are fair, necessary, equitable and reasonable, and are integral elements of the resolution of the Chapter 11 Cases in accordance with the Plan. Each of the discharge, release, indemnification and exculpation provisions set forth in the Plan and this Confirmation Order is: (1) within the jurisdiction of the Court under 28 U.S.C. §§ 1334(a), 1334(b) and 1334(d); (2) an essential means of implementing the Plan pursuant to section 1123(a)(6) of the Bankruptcy Code; (3) an integral element of the transactions incorporated into the Plan; (4) conferring material benefit on, and is in the best interests of, the Debtors, their estates and their creditors; (5) important to the overall objectives of the Plan to finally resolve all Claims among or against the parties-in-interest in the Chapter 11 Cases with respect to the Debtors; and (6) consistent with sections 105, 1123, 1129 and other applicable provisions of the Bankruptcy Code.

SS. Satisfaction of Conditions to Confirmation. Each of the conditions precedent to the entry of this Confirmation Order, as set forth in Article IX of the Plan, has been satisfied or waived in accordance with the Plan, or will be satisfied by entry of this Confirmation Order.

TT. Likelihood of Satisfaction of Conditions Precedent to Consummation. Based on the evidence proffered or adduced at, or prior to, or in declarations filed in connection with the Confirmation Hearing, and all other related pleadings, exhibits and other relevant documents, each of the conditions precedent to the Effective Date, as set forth in Article IX of the Plan, is reasonably likely to be satisfied, unless waived in accordance with the provisions of Article IX of the Plan.

ACCORDINGLY, THE COURT HEREBY ORDERS THAT:

1. Confirmation of the Plan. The Plan, in the form annexed hereto as Exhibit A, and each of its provisions as may be modified by this Confirmation Order are hereby CONFIRMED in each and every respect pursuant to section 1129 of the Bankruptcy Code. The terms of the Plan, including all exhibits thereto and the Plan Documents, are incorporated by reference into, and are an integral part of, this Confirmation Order. The failure specifically to include or to refer to any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of any such provision. The terms of the Plan, including all exhibits thereto and the Plan Documents, and all other relevant and necessary documents, shall be effective and binding as of the Effective Date of the Plan. Notwithstanding the foregoing, if there is determined to be any inconsistency between any Plan provision and any provision of this Confirmation Order that cannot be reasonably reconciled, then, solely to the extent of such inconsistency, the provisions of this Confirmation Order shall govern and any such provision of this Confirmation Order shall be deemed a modification of the Plan and shall control and take precedence.

2. Objections. All objections and responses to and statements and comments regarding the Plan, to the extent not already withdrawn, waived or settled, and all reservations of rights included therein, shall be, and hereby are, overruled.

3. Plan Modifications. All modifications or amendments to the Plan since the solicitation, as embodied in the Plan filed May 24, 2010, or otherwise filed with the Court or disclosed in open court at or prior to the Confirmation Hearing (to the extent not withdrawn), are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require re-solicitation under Bankruptcy Rule 3016.

4. Plan Classification Controlling. The terms of the Plan shall solely govern the classification of Claims and Equity Interests for purposes of the distributions to be made thereunder. The classifications set forth on the Ballots and Master Ballots tendered to or returned by the holders of Claims and Equity Interests in connection with voting on the Plan: (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claim or Equity Interest under the Plan for distribution purposes; (c) may not be relied upon by any holder of a Claim or Equity Interest as representing the actual classification of such Claim or Equity Interest under the Plan for distribution purposes; and (d) shall not bind the Debtors or the Reorganized GSI Entities.

5. Operations between the Confirmation Date and the Effective Date. During the period from the Confirmation Date through and until the Effective Date, the Debtors shall continue to operate their businesses as Debtors in Possession, subject to the Bankruptcy Code, the Bankruptcy Rules and all orders of the Court that are in full force and effect. All actions taken by the Debtors during the period from the Confirmation Date through the Effective Date shall be, and shall be taken in a manner, consistent in all material respects with this Confirmation Order, this Plan and the Plan Documents, including, without limitation, the Plan Support Agreement. No Alternate Transaction (as defined in the Plan Support Agreement) shall be consummated during the period between the Confirmation Date and the Effective Date.

6. Continued Corporate Existence; Vesting of Assets in the Reorganized Debtors. On and after the Effective Date, each of the Debtors shall remain in existence, and shall retain their assets on the terms and conditions of the Plan and this Confirmation Order and in accordance with applicable law and the Reorganized Holdings Constituent Documents, which shall become effective upon the occurrence of the Effective Date without further act or action under applicable law, regulation, order or rule. Upon the occurrence of the Effective Date, except as otherwise expressly provided in the Plan, title to all of the Assets of the Debtors and their Estates shall vest in the Reorganized GSI Entities free and clear of all liens, Claims, Causes of Action, interests, security interests and other encumbrances and without further order of the Court. On and after the occurrence of the Effective Date, the Reorganized GSI Entities may operate their businesses and may use, acquire and dispose of their Assets free of any restrictions of the Bankruptcy Code. The Debtors and the Reorganized GSI Entities, as applicable, are authorized to file such Reorganized Holdings Constituent Documents with the applicable Secretary(s) of State or the Director under the New Brunswick Business Corporations Act, as applicable.

7. Reporting Requirements Under Exchange Act, Listing on Securities Exchange and Registration Rights. Reorganized Holdings shall use its best efforts to be a mandatory reporting company under Section 12 of the Exchange Act, but it shall have no liability if it is unable to do so. In addition, Reorganized Holdings shall use its best efforts to list, as promptly as practicable after the Effective Date, the New Common Shares on a national securities exchange or for quotation on a national automated interdealer quotation system, but it shall have no liability if it is unable to do so. Persons receiving distributions of New Common Shares, by accepting such distributions, are deemed to have agreed to cooperate with Reorganized Holdings’ reasonable requests to assist it in its efforts to list the New Common Shares on a national securities exchange or quotation system including, without limitation, but subject to

Section 6.14(a) of the Plan, by appointing or supporting the appointment of a sufficient number of directors to the board of directors of Reorganized Holdings who satisfy the independence and other requirements of any such national securities exchange or quotation system.

8. Exemption from Registration. The issuance and distribution of all of the New Common Shares and New Senior Secured Notes, when issued or distributed as provided in the Plan, will be duly authorized, validly issued and, as applicable, fully paid and nonassessable. The issuance and distribution of (a) the (i) New Common Shares issuable to (x) holders of Allowed Class 6A Claims and Equity Interests and (y) pursuant to the Supplemental Equity Exchange, (ii) New Equity Awards, (iii) Plan Distribution Rights (and the Rights, to the extent that the Rights constitute a security), and (iv) New Common Shares issuable upon exercise of the Plan Distribution Rights or exercise or vesting of New Equity Awards shall be exempt from the registration requirements of the Securities Act in accordance with section 1145 of the Bankruptcy Code and applicable Canadian securities laws, and (b) the securities issuable to the Backstop Investors shall be exempt from the registration requirements of the Securities Act in accordance with section 1145 of the Bankruptcy Code and applicable Canadian securities laws, or, if the Backstop Investors pay Cash for the New Common Shares in connection with the Backstop Exchange, Section 4(2) of the Securities Act and applicable Canadian securities laws. In addition, under section 1145 of the Bankruptcy Code, to the extent, if any, that the above-listed items constitute “securities”: (i) the offering of such items is exempt and the issuance and distribution of such items shall be exempt from Section 5 of the Securities Act of 1933 and any state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities; and (ii) all of the above-described items shall be freely tradeable by the recipients thereof, subject to (x) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an “underwriter” in Section 2(11) of the Securities Act of 1933, and compliance with any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such securities or instruments; (y) the restrictions, if any, on the transferability of such securities and instruments; and (z) applicable regulatory approval.

9. Other General Corporate Matters. On or after the Effective Date, the Reorganized GSI Entities are authorized to take such action as is necessary under the laws of the Province of New Brunswick, Canada, the State of Michigan, the State of Delaware, federal law and other applicable law to effect the terms and provisions of the Plan. Without limiting the foregoing, the issuance of the New Common Shares, the approval of the Reorganized Holdings Constituent Documents, the election and the appointment of directors and officers, and any other matter involving the corporate structure of the Reorganized Holdings shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to section 303 and other applicable provisions of the Delaware General Corporation Law, section 450.1861 of the Michigan General Corporation Act and section 132 of the New Brunswick Business Corporation Act without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized GSI Entities.

10. Amendment of Holdings’ Articles. On the Effective Date, the cancellation of all of the issued and outstanding common shares in the capital of Holdings, including all options, calls, rights, participation rights, puts, awards, commitments or any other agreement to acquire common shares of Holdings, the placement of restrictions on the issuance of any class of non-voting equity securities and the name change of Holdings to “Excel Technology Inc.” is effectuated by hereby amending the Articles of Incorporation of Holdings, as follows:

In accordance with the Final Fourth Modified Joint Plan of Reorganization (the “Plan of Reorganization”) for the Corporation and certain of its affiliates as approved by the

United States Bankruptcy Court for the District of Delaware and in accordance with the Order of the Court of Queen’s Bench of New Brunswick dated [DATE]:

1.	All of the issued and outstanding common shares in the capital of the Corporation, including all options, calls, rights, participation rights, puts, awards, commitments or any other agreement to acquire common shares of the Corporation that exist prior to the Effective Date of the Plan of Reorganization, are cancelled on and as of the Effective Date of the Plan of Reorganization;

2.	The Corporation shall not issue any class of non-voting equity securities unless and solely to the extent permitted by section 1123(a)(6) of the United States Bankruptcy Code as in effect as of the effective date of the Plan of Reorganization; provided however that this clause 2: (a) will have no further force or effect beyond that required under section 1123(a)(6) of the United States Bankruptcy Code, (b) will have such force and effect, if any, only for so long as section 1123(a)(6) of the United States Bankruptcy Code is in effect and applicable to the Corporation, and (c) in all events may be amended or eliminated in accordance with applicable law (including United States Bankruptcy Code) as in effect from time to time; and

3.	The name of the Corporation is changed to “Excel Technology Inc.”

4.	On the Effective Date, the board of directors of the Corporation shall consist of the principal executive officer of the Corporation, two members selected by the Required Noteholders, two members with industry expertise selected by the Equity Committee, one member selected by mutual agreement between the Required Noteholders and the Equity Committee, and one member selected by the Board of Directors of the Corporation prior to the Effective Date, which member shall be selected from the members of such board in office immediately prior to the Effective Date, provided that at least a majority of the Board of Directors shall satisfy the NASDAQ Stock Market’s definition of “Independent Directors” and no such director may be removed during the period of one year from the Effective Date without (i) the approval of the person or persons by who they were selected, or (ii) with the approval of the New Brunswick Court of Queen’s Bench based upon a finding of cause.

11. Reinstatement of GSI UK Note. On the Effective Date, the GSI UK Note shall be fully Reinstated and retained by Reorganized GSI. As a result of the Reinstatement of the GSI UK Note:

(a) the principal amount of the New Senior Secured Notes shall be $210 million less the sum of (i) the Notes Payment plus (ii) the aggregate face amount of Senior Notes exchanged for New Common Shares pursuant to the Note Exchanges;

(b) the Notes Payment shall be a Cash payment or payments to holders of Allowed Senior Note Claims in the aggregate amount of (x) $10,000,000 plus (y) the Rights Offering Proceeds; and

(c) the Supplemental Equity Exchange means, after giving effect to the Notes Payment, the exchange of the face amount of $5,000,000 of Senior Notes for New Common Shares at the Purchase Price Per Share.

12. Cancellation of Holdings Equity Interests and Senior Notes. On the Effective Date, except as otherwise provided for in the Plan: (a) the Holdings Equity Interests and the Senior Notes and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors related to the Holdings Equity Interests or the Senior Notes shall be canceled and terminated; and (b) the obligations of the Debtors under any agreements, indentures or certificates of designation governing the Holdings Equity Interests, the Senior Notes and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors related to the Holdings Equity Interests and the Senior Notes are discharged; provided, however, that each indenture or other agreement that governs the rights of a Holder of Senior Note Claims and that is administered by an indenture trustee, an agent or a servicer shall continue in effect solely for the purposes of (i) allowing such indenture trustee, agent or servicer to make the distributions to be made on account of such Claims under the Plan as provided in Article III of the Plan, and (ii) permitting such indenture trustee, agent or servicer to maintain any rights or liens it may have for fees, costs and expenses under such indenture or other agreement; provided, further, that the provisions of clause (b) of this paragraph shall not affect the discharge of the Debtors’ liabilities under the Bankruptcy Code and this Confirmation Order or result in any expense or liability to the Reorganized GSI Entities; and provided further that such cancellation and discharge shall not impair the rights of any person to receive distributions under the Plan. Any actions taken by an indenture trustee, an agent or a servicer that are not for the purposes authorized in Section 6.5 of the Plan shall not be binding upon the Debtors.

13. Note Exchanges. As consideration for the issuance by Reorganized GSI to Reorganized Holdings of a number of newly issued shares of common stock of Reorganized GSI which reflects the Senior Notes exchanged in the Note Exchanges, Reorganized Holdings shall issue from Reorganized Holdings’ treasury to the Senior Noteholders their Pro Rata Share of the total amount of New Common Shares to be issued in respect of all of the Senior Note Claims. As of the Effective Date, the reservation for issuance, as applicable, and the issuance by Reorganized Holdings of the New Common Shares (including the New Common Shares issuable upon exercise of the Plan Distribution Rights or exercise or vesting of the New Equity Awards), the Plan Distribution Rights and the New Equity Awards is hereby authorized without further act or action under applicable law, regulation, order or rule.

14. Rights Offering. Each Holder of Holdings Common Shares and rights to Holdings Common Shares that had vested as of the Rights Offering Commencement Date shall have the opportunity to participate in the Rights Offering on the terms and subject to the conditions set forth in the Rights Offering Procedures. Each Holder that elects to exercise its Rights shall pay its Purchase Price in immediately available funds by wire transfer and/or, if applicable, by exchanging the principal amount of Senior Notes equal to such subscribing holder’s Purchase Price. To the extent that any such Holder does not fully elect to exercise its Rights by 11:59 p.m., New York City Time, on the Subscription Expiration Date, such unexercised Rights shall expire, and the Backstop Investors shall purchase the remaining amount of New Common Shares offered in the Rights Offering pursuant to and in accordance with the Backstop Commitment Agreement. From and after the commencement of the subscription election period, the Senior Noteholders shall be permitted to purchase and sell Holdings Common Shares and to participate in the Rights Offering, subject to any restrictions imposed under applicable non-bankruptcy law. Pursuant to the Backstop Commitment Agreement, the Backstop Investors shall exchange a minimum face amount of $20 million (but in no event no more than the Rights Offering Amount) of Senior Notes held by the Backstop Investors, after giving effect to the Notes Payment, for New Common Shares at the Purchase Price Per Share as provided in the Rights Offering Documents. The Backstop Investors shall purchase such New Common Shares by exchanging the principal amount of Senior Notes equal to such Backstop Investor’s Purchase Price (as defined in the Backstop Commitment Agreement); provided, however, that in accordance with the terms of the Backstop Commitment Agreement, in certain limited circumstances, the Backstop Investors may elect to pay their Purchase Price in Cash rather than by exchanging their Senior Notes. All Cash proceeds from the Rights Offering shall be used to partially fund the Notes Payment. The Debtors are authorized to take any action reasonably necessary or appropriate to consummate such transactions.

15. New Senior Secured Notes. As of the Effective Date, the issuance by Reorganized GSI of the New Senior Secured Notes is hereby authorized without further act or action under applicable law, regulation, order or rule. As of the Effective Date, the guarantee by Reorganized Holdings and Reorganized MES of the New Senior Secured Notes is hereby authorized without further act or action under applicable law, regulation, order or rule. The issuance of the New Senior Secured Notes is exempt from the registration requirements of the Securities Act in accordance with section 1145 of the Bankruptcy Code and applicable Canadian securities laws.

16. Application of Section 1125(e) to Securities Under the Plan. Section 1125(e) of the Bankruptcy Code shall apply to the offer, issuance, sale or purchase of any security under the Plan, including but not limited to an offer, issuance, sale or purchase relating to (a) the (i) New Common Shares issuable to (x) holders of Allowed Class 6A Claims and Interests and (y) pursuant to the Supplemental Equity Exchange, (ii) New Equity Awards, (iii) Plan Distribution Rights (and Rights, to the extent that the Rights constitute a security), and (iv) New Common Shares issuable upon exercise of the Plan Distribution Rights or exercise or vesting of New Equity Awards, and (b) the securities issuable to the Backstop Investors.

17. Cancellation of Liens. Except as otherwise provided in the Plan or this Confirmation Order, on the Effective Date, any lien securing any Secured Claim shall be deemed released, and the Person holding such Secured Claim shall be authorized and directed, at the expense of the Debtors or the Reorganized GSI Entities, to release any collateral or other property of the Debtors held by such Person and to take such actions, at the expense of the Debtors or the Reorganized GSI Entities, as may be requested by the Reorganized GSI Entities to evidence the release of such lien, including, without limitation, the execution, delivery and filing or recording of such releases as may be requested by the Reorganized GSI Entities at the sole expense of the Reorganized GSI Entities.

18. Corporate Governance, Directors and Officers. On the Effective Date, the board of directors of Reorganized Holdings shall be set at seven members (including the principal executive officer of Reorganized Holdings, two members selected by the Required Noteholders, two members with industry expertise selected by the Equity Committee, one member selected by mutual agreement between the Required Noteholders and the Equity Committee (the “Consensual Board Member”), and one member selected by the Board of Directors of Holdings prior to the Effective Date, which member shall be selected from the members of such board as of the date of the Plan, provided that at least a majority of the Board of Directors shall satisfy the NASDAQ Stock Market’s definition of “Independent Directors”) (collectively, the “Initial Board of Directors”). A member of the Equity Committee may be selected to serve as a member of the board of directors of Reorganized Holdings only if such Equity Committee member subscribed to the Rights Offering to the fullest extent permissible based upon the amount of Holdings Common Shares held by such Equity Committee member as of May 7, 2010. The directors shall serve in accordance with the applicable Reorganized Holdings Constituent Documents, as the same may be amended from time to time; provided, however, no change to the board of directors of Reorganized Holdings may be made at the instigation or initiation of any shareholder or shareholders, whether or not acting in concert, until the one year anniversary of the Effective Date, except upon the approval of the New Brunswick Court of Queen’s Bench based upon a finding of cause for removal of one more directors. Each of Liberty Harbor, LLC, Tennenbaum Capital Partners, LLC, and Highbridge Capital Management, LLC (each a “Noteholder Observer Party”) shall, at its expense, have the right to observe all meetings and deliberations of the board of directors of Reorganized Holdings. A Noteholder Observer Party shall lose its rights under this paragraph if at any time it holds less than 3% of the New Common Shares then outstanding. From and after the Effective Date, Reorganized Holdings, as sole stockholder of Reorganized GSI and as contemplated by the Bylaws of Reorganized GSI, shall continue to be authorized to take actions required to be taken by the board of directors of Reorganized GSI. From and after the Effective Date, the Consensual Board Member shall be the sole member of the initial board of directors of Reorganized MES. From and after the Effective Date, the members of the board of directors (or managers, as applicable) of the Reorganized GSI Entities shall be selected and determined in accordance with the provisions of the respective Reorganized Holdings Constituent Documents and applicable law. Subject to any applicable employment agreements and applicable law, from and after the Effective Date, the officers of the Reorganized GSI Entities shall be selected and appointed by the respective boards of directors of such entities, in accordance with, and pursuant to, the provisions of applicable law and the respective Reorganized Holdings Constituent Documents. Except as set forth in Section 6.14 of the Plan, upon the occurrence of the Effective Date, the management and operation of each of the Reorganized GSI Entities shall be the general responsibility of each such entity’s then current board of directors and management.

19. Ratification. All actions taken by each of the Debtors from the Petition Date through the Confirmation Date are hereby ratified. All actions taken by each of the Debtors from the Confirmation Date through the Effective Date shall be deemed automatically ratified on the occurrence of the Effective Date.

~~20. Authority to Retain and Pay Professionals Post-confirmation. Upon entry of this Confirmation Order, the Debtors are authorized to retain professionals, including without limitation, advisors, auditors, counsel, a chief restructuring officer and an associate chief restructuring officer (collectively, the “Professionals”), in the ordinary course of business and without the need for this Court’s approval. In addition, the Debtors are authorized to pay compensation for services rendered or reimbursement of expenses incurred by the Professionals~~

~~after entry of the Confirmation Order and until the Effective Date in the ordinary course and without the need for this Court’s approval. To the extent not paid, all such fees and expense such shall be considered Administrative Claims. The Debtors’ post-confirmation retention and/or payment of Professionals in accordance with this Paragraph 20 shall be without prejudice to the Debtors’ pre-confirmation retention and/or payment of any professionals (for the avoidance of doubt, including, without limitation, professionals that have served in these Chapter 11 Cases pre-confirmation and those professionals retained under section 327(a) of the Bankruptcy Code) in accordance with the Bankruptcy Code, the Bankruptcy Rules and all orders of the Court that are in full force and effect and shall not be grounds for the disallowance of fees incurred, for the disgorgement of fees paid, or any other objection to the allowance of any such fees and expenses, including on the grounds of lack of disinterestedness or otherwise, in accordance therewith through the Confirmation Date.~~

21. Intercompany Transactions. Prior to the Effective Date, except as otherwise provided in the Plan, Plan Documents and this Confirmation Order, the Debtors may cause any or all of the Debtors to engage in any intercompany transactions deemed necessary or appropriate (including, without limitation, those merging, dissolving or transferring assets (by way of payment of dividends, capital contributions, return of capital contributions, intercompany loans, or otherwise) between or among the Debtors and/or the Non-Debtor Subsidiaries that are not Debtors in the Chapter 11 Cases) to implement the Plan.

22. Obtaining Credit. Prior to the Effective Date, the Debtors are authorized to negotiate, execute and deliver a commitment agreement and other necessary documents, and to pay any related fees or expenses in connection therewith, to obtain financing subject to the terms of the New Indenture; provided, however, that the Debtors shall be required to obtain Court approval to obtain credit or incur debt pursuant to any such commitment agreement prior to entry into a definitive credit agreement or similar agreement, which such agreement shall be subject to the terms and limitations set forth in the New Indenture.

23. Implementation. All documents and agreements necessary to implement the Plan, including the Plan Documents shall be valid, binding, and enforceable documents and agreements. The liens and guaranties to be granted on or after the Effective Date pursuant to the New Indenture, New Senior Secured Notes, Security Agreement and the other Security Documents to secure the New Senior Secured Notes are and shall be legal, valid, enforceable, binding, properly perfected and non-avoidable. The New Indenture, New Senior Secured Notes, Security Agreement and Registration Rights Agreement shall, upon execution, be valid, binding, and enforceable.

24. Effectiveness of all Actions. Except as otherwise set forth in the Plan or this Confirmation Order, all actions authorized to be taken pursuant to the Plan and the Plan Documents shall be effective on the Effective Date pursuant to this Confirmation Order, without further notice to or action, order, or approval of the Court or further action by the respective officers, directors, members, or stockholders of the Debtors or the Reorganized GSI Entities and with the effect that such actions had been taken by unanimous action of such officers, directors, members, or stockholders.

25. New Indenture and Security Documents. On the Effective Date, Reorganized Holdings, Reorganized GSI and Reorganized MES shall enter into, and shall cause their respective Subsidiaries party to the New Indenture to enter into, the New Indenture providing for the issuance of the New Senior Secured Notes and guarantees of such notes. Reorganized GSI shall qualify the New Indenture in accordance with the Trust Indenture Act of 1939. On or before the Effective Date, (a) Reorganized Holdings, Reorganized GSI and Reorganized MES shall execute and shall cause their respective Subsidiaries party to the Security Documents to execute the Security Documents and (b) if any Security Document is not a document that is to be executed, then Reorganized Holdings, Reorganized GSI and Reorganized MES shall deliver or shall cause their respective Subsidiaries to deliver such Security Document.

26. Causes of Action. Except as otherwise provided in the Plan, all Causes of Action of any of the Debtors and their respective Estates, shall, upon the occurrence of the Effective Date, be transferred to, and be vested in, the Reorganized GSI Entities. Except as otherwise provided in the Plan, the Reorganized GSI Entities’ rights to commence, prosecute or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. All Avoidance Actions are waived. No Person may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors will not pursue any and all available Causes of Action against them. The Debtors and the Estates, as applicable, reserve all rights to prosecute any and all Causes of Action against any Person, except only for any Avoidance Action and except as otherwise expressly provided in the Plan or the Plan Documents. Unless any Causes of Action against a Person are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or a Final Order, the Debtors reserve all such Causes of Action for later adjudication and, therefore, no preclusion doctrine, including without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches shall apply to such Causes of Action upon or after the confirmation or consummation of the Plan.

27. Assumption of Director and Officer Indemnity Agreements. All obligations of the Debtors to indemnify and hold harmless their current and former directors, officers and employees, whether arising under the Debtors’ constituent documents, contract, law or equity, and all related policies of insurance, shall be assumed by, and assigned to, the Reorganized GSI Entities upon the occurrence of the Effective Date with the same effect as though such obligations constituted executory contracts that are assumed (or assumed and assigned, as applicable) under section 365 of the Bankruptcy Code, and all such obligations shall be fully enforceable in accordance with their terms from and after the Effective Date. On the Effective Date, except as provided in Sections 6.20 and 6.21 of the Plan, the prosecution of any such indemnified Cause of Action shall be enjoined and prohibited.

28. Assumed Contracts and Leases.

(a) On the Effective Date, all executory contracts and unexpired leases of the Debtors shall be assumed pursuant to the provisions of section 365 of the Bankruptcy Code, except: (i) any executory contracts and unexpired leases that are the subject of separate motions to reject filed pursuant to section 365 of the Bankruptcy Code by the Debtors before the Effective Date; (ii) any contracts and leases listed in any Schedule 2 to the Disclosure Statement and any subsequently filed “Schedule of Rejected Executory Contracts and Unexpired Leases” filed by the Debtors either before the entry of, or as an exhibit to, this Confirmation Order; (iii) all executory contracts and unexpired leases rejected under this Plan (including any schedule thereto) or by order of the Court entered before the Effective Date; (iv) any executory contract or unexpired lease that is the subject of a dispute over the amount or manner of cure pursuant to the next section of this Order and for which the Debtors make a motion to reject such contract or lease based upon the existence of such dispute filed at any time; and (v) any agreement, obligation, security interest, transaction or similar undertaking that the Debtors believe is not executory or a lease that is later determined by the Court to be an executory contract or unexpired lease that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

(b) Inclusion of a contract, lease or other agreement on any Schedule 2 to the Disclosure Statement constitutes adequate and sufficient notice that (i) any Claims arising thereunder or related thereto shall be treated as General Unsecured Claims under the Plan, and (ii) the Debtors are no longer bound by, or otherwise obligated to perform, any such obligations, transactions, or undertakings relating thereto or arising thereunder. The inclusion of a contract, lease or other agreement in Section 11.1(a) of the Plan or on Schedule 3 to the Disclosure Statement or the “Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases” does not constitute an admission by the Debtors as to the characterization of whether any such included contract, lease or other agreement is, or is not, an executory contract or unexpired lease or whether any claimants under any such contract, lease or other agreement are time-barred from asserting Claims against the Debtors.

(c) The Plan constitutes a motion to reject such executory contracts and unexpired leases set forth in any Schedule 2 to the Disclosure Statement and any subsequently filed “Schedule of Rejected Executory Contracts and Unexpired Leases” filed by the Debtors before the entry of, or as an exhibit to, this Confirmation Order, and the Debtors have no liability thereunder except as is specifically provided in the Plan. Each such rejected executory contract or unexpired lease is burdensome and rejection thereof is in the best interests of the Debtors and their Estates. Accordingly, rejection of such contracts and unexpired leases pursuant to section 365(a) of the Bankruptcy Code is hereby authorized.

(d) The Plan constitutes a motion to assume or assume and assign such executory contracts and unexpired leases assumed or assumed and assigned pursuant to Section 11.1(a) of the Plan and the Debtors have no liability thereunder for any breach of any assumed and assigned executory contract or lease occurring after such assignment pursuant to section 365(k) of the Bankruptcy Code, except as is specifically provided in the Plan. Any objections to such assumption and assignment are overruled. To the extent no objections to such assumption and assignment have been timely filed and overruled, all counterparties hereby waive any and all objections to the assumption or assumption and assignment of executory contracts and unexpired leases as set forth in Schedule 3 to the Disclosure Statement or the “Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases” or as otherwise designated as being assumed in Section 11.1(a). Accordingly, assumption or assumption and assignment of such executory contracts and unexpired leases pursuant to Sections 365(a), (b) and (f) of the Bankruptcy Code is hereby authorized.

(e) At the election of the Debtors, any monetary defaults under each executory contract and unexpired lease to be assumed under the Plan have been or will be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code either by: (a) by payment of the default amount in Cash on the Effective Date or as soon thereafter as practicable; or (b) on such other terms as agreed to by the parties to such executory contract or unexpired lease. Any objections to cure amounts as set forth in Section 11.2 of the Plan are overruled. The cure obligations set forth on Schedule 3 to the Disclosure Statement and any subsequently filed “Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases” are binding on all non-Debtor counterparties, and to the extent no objections to such obligations have been timely filed and overruled, the non-Debtor counterparties are deemed to have waived any and all objections to the assumption or assumption and assignment of the relevant agreement as proposed by the Debtors.

(f) Claims created by the rejection of executory contracts and unexpired leases or the expiration or termination of any executory contract or unexpired lease not timely filed pursuant to the provisions of Section 11.3 of the Plan are forever barred from assertion and shall not be enforceable against the Debtors, the Reorganized GSI Entities, their respective Estates, Affiliates, or Assets. All such Claims that are timely filed as provided in Section 11.3 of the Plan shall be treated as General Unsecured Claims under the Plan subject to objection by the Disbursing Agent.

29. Provisions Governing Distributions. The distribution provisions of Article VII of the Plan shall be, and hereby are, approved in their entirety. The Disbursing Agent shall make all distributions required under the Plan and the provisions of Articles VII and X of the Plan shall be, and hereby are, approved in their entirety.

30. Procedures for Resolution of Contested Claims. The claims resolution procedures and reserves to be established with respect to Contested Claims set forth in Article VIII of the Plan shall be, and hereby are, approved in their entirety.

31. Discharge, Releases, Exculpation and Indemnification Obligations. The discharge of the Debtors and any of their assets or properties provided in Section 13.7 and 13.8 of the Plan, the releases set forth in Sections 6.20 and 6.21 of the Plan and the exculpation and limitation of liability provisions set forth in Sections 10.3 and 13.6 of the Plan, are deemed incorporated in this Confirmation Order as if set forth in full herein and are hereby approved in their entirety; provided, however, that the release, discharge, exculpation and injunction provisions shall not apply to the holders of Claims and Equity Interests who validly elected not to grant such releases by “opting out” of such provisions on their timely submitted Ballots. The rights afforded under the Plan and the Confirmation Order and the treatment of Claims and Equity Interests thereunder shall be in exchange for, and in complete satisfaction, discharge, and release of, all Claims and satisfaction or termination of all Equity Interests, including any interest accrued on Claims from and after the Petition Date. Except as otherwise expressly provided in the Plan or this Confirmation Order, upon the occurrence of the Effective Date, the Debtors shall be discharged, effective immediately, from any Claim and any “debt” (as that term is defined in section 101(12) of the Bankruptcy Code), and the Debtors’ liability in respect thereof shall be extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or not, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, that arose from any agreement of the Debtors entered into or obligation of the Debtors incurred before the Confirmation Date, or from any conduct of the Debtors prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including, without limitation, all interest accrued and expenses incurred, if any, on any such debts, whether such interest accrued or such expenses were incurred before or after the Petition Date, and including, without limitation, any liability of a kind specified in Bankruptcy Code section 502(g), 502(h) and 502(i), whether or not a proof of claim was filed or is deemed filed under Bankruptcy Code section 501, such Claim is allowed under Bankruptcy Code section 502 or the Person holding such Claim has accepted the Plan. The discharge granted hereunder shall void any judgment obtained against the Debtors or Reorganized Debtors at any time, to the extent that such judgment relates to a discharged Claim. As to the United States, its agencies, departments, or agents (collectively, the “United States”), nothing in this Order or the Plan discharges, releases, or precludes: (i) any environmental liability to the United States that is not a “Claim” as defined in 11 U.S.C. § 101(5); (ii) any environmental Claim of the United States arising on or after the Confirmation Date; (iii) any environmental liability to the

United States on the part of any of the Debtors or Reorganized GSI Entities as the owner or operator of real property after the Confirmation Date; or (iv) any environmental liability to the United States on the part of any Person other than the Debtors or Reorganized GSI Entities. Nothing in this Order or the Plan enjoin or otherwise bar the United States from asserting or enforcing, outside this Court, any liability described in the preceding sentence. Notwithstanding any other provision in this Order or the Plan, the Court retains jurisdiction, but not exclusive jurisdiction, to determine whether environmental liabilities asserted by the United States are discharged or otherwise barred by this Order, the Plan, the Plan Documents or the Bankruptcy Code. Notwithstanding any provision to the contrary in the Plan, this Order and any Plan Documents, nothing in this Order or the Plan shall: (1) affect the ability of the Internal Revenue Service (“IRS”) to pursue to the extent allowed by non-bankruptcy law any non-Debtors for any liabilities that may be related to any federal tax liabilities owed by the Debtors; and (2) affect the rights of the IRS to assert setoff and recoupment and such rights are expressly preserved. Notwithstanding any rights of the IRS to assert setoff and recoupment, to the extent the Allowed IRS Priority Tax Claims are not paid in full in cash on the Effective Date, payments of the Allowed IRS Priority Tax Claims will be paid in equal quarterly installments over a period not to exceed five years from the Petition Date and interest shall accrue on such claims from the Effective Date at the rate and method set forth in 26 U.S.C. Sections 6621 and 6622.

32. Provisions Regarding Securities Class Action. With respect to the Securities Class Action entitled Trzeciakowski v. GSI Group, Inc., et al., No. 08-CV-12065-GAO (the “Securities Class Action”), the Reorganized Debtors shall continue to comply with any obligations of the Debtors under applicable law, including but not limited to the Federal Rules of Civil Procedure and the Private Securities Litigation Reform Act of 1995, as each may be amended or modified, regarding the preservation and retention of books, records and other documents. Nothing in the Plan, or this Confirmation Order, shall preclude Mason Tenders District Council Trust Funds, as the lead plaintiff (“Lead Plaintiff”) in the Securities Class Action, and the putative class from pursuing its claims against the Debtors on account of the Securities Class Action (the “Class Action Claims”), solely to the extent of available insurance coverage and proceeds. For purposes of calculating the Allowed amount of the Class Action Claims entitled to Plan Distribution there shall be deducted from such Claim: (i) the amount of any insurance proceeds actually received by such holder in respect of such Allowed Insured Claim and (ii) with respect to any Section 510(b) Claim (including the Class Action Claims) any payment by a Debtor to the holder of such claim from the Debtors’ self insured retention amount. Any Plan Distribution pursuant to Section 3.9 of the Plan on account of Allowed Section 510(b) Claims (including the Class Action Claims) that become allowed after the Effective Date shall be made solely out of the Class 6A Reserve and any portion of such Allowed Section 510(b) Claim (including the Class Action Claims) which cannot be so covered shall not be entitled to any Plan Distribution. Except as otherwise provided in the Plan or this Confirmation Order, on the Effective Date, without further notice or order, all Claims of any nature whatsoever shall be automatically discharged forever. Except as otherwise provided in the Plan or this Confirmation Order, on the Effective Date, the Debtors, their Estates and all successors thereto shall be deemed fully discharged and released from any and all Claims.

33. Separation and Release Agreement. In furtherance of the Plan, the Separation and Release Agreement dated as of May 24, 2010 by and between GSI Group, Inc. and Sergio Edelstein, in the form filed as a Plan Supplement on May 24, 2010, is hereby approved; provided, however, that approval of the Separation and Release Agreement shall not constitute a release or waiver of, or otherwise prejudice, the claims asserted in the Securities Class Action.

34. Satisfaction of Claims. Except as otherwise provided in the Plan or this Confirmation Order, the rights afforded in the Plan and the treatment of all Claims and Equity Interests under the Plan shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including any accrued Post-Petition Interest, against the Debtors and the Debtors in Possession, or any of their Estates, Assets, properties, or interests in property. Except as otherwise provided in the Plan or this Confirmation Order, on the Effective Date, all Claims against and Equity Interests in the Debtors and the Debtors in Possession shall be satisfied, discharged, and released in full. Neither the Reorganized GSI Entities nor the Debtors shall be responsible for any pre-Effective Date obligations of the Debtors or the Debtors in Possession, except those expressly assumed by the Reorganized GSI Entities or any such Debtor, as applicable. Except as otherwise provided in the Plan or this Confirmation Order, all Persons shall be precluded and forever barred from asserting against the Reorganized GSI Entities, the Debtors, their respective successors or assigns, or their Estates, Affiliates, Assets, properties, or interests in property any event, occurrence, condition, thing, or other or further Claims, Equity Interests or Causes of Action based upon any act, omission, transaction, or other activity of any kind or nature that occurred or came into existence prior to the Effective Date, whether or not the facts of or legal bases therefore were known or existed prior to the Effective Date.

35. Injunctions and Stays. Except as otherwise specifically provided in the Plan or this Confirmation Order and except as may be necessary to enforce or remedy a breach of the Plan and the Plan Documents, from and after the Effective Date, all Persons who have been, are or may be holders of Claims against or Equity Interests in the Debtors shall be permanently enjoined from taking any of the following actions against or affecting the Reorganized GSI Entities and their Affiliates, the Debtors, the Estates, the Assets or the Disbursing Agent, or any of their current or former respective members, directors, managers, officers, employees and agents and their respective professionals, successors and assigns or their respective assets and property, with respect to such Claims or Equity Interests (other than actions brought to enforce any rights or obligations under the Plan): (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, all suits, actions and proceedings that are pending as of the Effective Date, which must be withdrawn or dismissed with prejudice); (b) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order; (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance; and (d) asserting any setoff, right of subrogation or recoupment of any kind; provided, that any defenses, offsets or counterclaims which the Debtors may have or assert in respect of the above referenced Claims or Equity Interests are fully preserved in accordance with Section 13.19 of the Plan. Except as otherwise provided in the Plan or this Confirmation Order, all Persons are permanently enjoined from, and restrained against, commencing or continuing in any court any suit, action, or other proceeding, or otherwise asserting any claim or interest, seeking to hold (i) the Reorganized GSI Entities, (ii) the property of the Reorganized GSI Entities or (iii) any of the Released Parties liable for any claim, obligation, right, interest, debt or liability that has been discharged or released pursuant to Sections 6.20, 6.21, 13.7 and 13.8 of the Plan. The satisfaction, release, and discharge granted pursuant to the Plan and this Confirmation Order shall also act as an injunction against any

Person commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim or cause of action satisfied, released, or discharged under the Plan and this Confirmation Order to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof. Subject to the discharge granted under sections 524 and 1141 of the Bankruptcy Code, the injunction described herein shall not preclude police, federal tax, or regulatory agencies from fulfilling their statutory duties to the extent permitted under section 362(b) of the Bankruptcy Code.

36. The Automatic Stay. The stay in effect in the Chapter 11 Cases pursuant to sections 105 or 362(a) of the Bankruptcy Code shall continue to be in effect until the Effective Date, and at that time shall be dissolved and of no further force or effect, subject to the injunctions set forth in the Plan, this Confirmation Order and/or sections 524 and 1141 of the Bankruptcy Code; provided, however, that nothing herein shall bar the filing of financing documents (including Uniform Commercial Code financing statements, security agreements, leases, mortgages, trust agreements, bills of sale, and applications for vessel registration) or the taking of such other actions as are necessary to effectuate the transactions specifically contemplated by the Plan or by this Confirmation Order prior to the Effective Date.

37. Equity Committee. From and after the commencement of the subscription election period, the members of the Equity Committee shall be permitted to purchase and sell Holdings Common Shares and to participate in the Rights Offering, subject to any restrictions imposed under applicable non-bankruptcy law. On the Effective Date, the Equity Committee shall be dissolved and the Equity Committee, its members, and its professionals shall automatically be released and discharged from all further authority, duties, responsibilities and obligations arising from or related to the Chapter 11 case; provided, however, that the Equity Committee shall remain in effect for the purpose of preparing, filing and prosecuting to Final Order any Fee Claims pursuant to the procedures set forth herein.

38. Section 346 Exemption. Section 346 of the Bankruptcy Code shall apply to any taxes that may potentially result from, or may be related to, the events, transactions and occurrences of the Chapter 11 Cases, and, in particular, pursuant to section 346 of the Bankruptcy Code, no state or local tax imposed on, or measured by, income shall be imposed on the Debtors, or the Reorganized GSI Entities, including, but not limited to, franchise taxes to the extent that any such franchise taxes are measured by book or taxable income of the Debtors or the Reorganized GSI Entities as a result of the forgiveness or discharge of indebtedness of the Debtors arising from the confirmation and consummation of the Plan, including, but not limited to, undertaking the transactions contemplated by the Plan, or any provision of the Plan or this Confirmation Order.

39. Section 1146 Exemption. Pursuant to section 1146 of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, lien, pledge or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

40. Post-Confirmation Notices and Bar Dates. In accordance with Bankruptcy Rules 2002 and 3020(c), within five (5) business days of the date of entry of this Confirmation Order, the Debtors (or their agents) shall give notice of the entry of this Confirmation Order by United States mail, first class postage prepaid, by hand, or by overnight courier service to all parties having been served with the Confirmation Hearing Notice; provided, however, that no notice or service of any kind shall be required to be mailed or made upon any person to whom the Debtors mailed a Confirmation Hearing Notice, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such person, or are otherwise aware, of that person’s new address. Mailing and publication of the Notice of Confirmation in the time and manner set forth in this Paragraph 38 are good and sufficient under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c), and no further notice is necessary.

41. Bar Date for Requests for Administrative Claims. Except as set forth in the Plan or this Confirmation Order, the holder of an Administrative Claim, other than (i) a Fee Claim, (ii) a liability incurred and payable in the ordinary course of business by a Debtor (and not past due), or (iii) an Administrative Claim that has been Allowed on or before the Effective Date, must file with the Court and serve on the Debtors, the Equity Committee, counsel to the Noteholders, and the Office of the United States Trustee, notice of such Administrative Claim within forty (40) days after service of Notice of Confirmation. Such notice must include at a minimum (A) the name of the Debtor(s) which are purported to be liable for the Administrative Claim, (B) the name of the holder of the Administrative Claim, (C) the amount of the Administrative Claim, and (D) the basis of the Administrative Claim. Administrative Claims set forth in Schedule 4.2 to be filed by the Debtors within forty (40) days after service of Notice of Confirmation shall be deemed to be timely filed Administrative Claims. Failure to file and serve such notice timely and properly shall result in the Administrative Claim being forever barred and discharged.

42. Allowance of Administrative Claims. An Administrative Claim with respect to which notice has been properly filed and served pursuant to Section 4.2(a) of the Plan and this Confirmation Order shall become an Allowed Administrative Claim if no objection is filed within thirty (30) days after the later of (a) the Effective Date, or (b) the date of service of the applicable notice of Administrative Claim or such later date as may be approved by the Court on motion of a party in interest, without notice or a hearing. If an objection is filed within such thirty (30) day period (or any extension thereof), the Administrative Claim shall become an Allowed Administrative Claim only to the extent allowed by Final Order. A Fee Claim in respect of which a Fee Application has been properly filed and served pursuant to Section 4.2(b) of the Plan shall become an Allowed Administrative Claim only to the extent Allowed by order of the Court.

43. Payment of Allowed Administrative Claims. Each Allowed Administrative Claim shall, at the sole option of the Debtors, receive (a) on the Plan Distribution Date, the amount of such Allowed Administrative Claim in Cash, (b) with respect to Allowed Administrative Claims representing liabilities incurred in the ordinary course of business by the Debtors, payment when and as such Administrative Claims become due and owing by their ordinary course terms, or (c) such other treatment as may be agreed upon in writing by the Debtors or the Disbursing Agent, as the case may be, and the holder of such Administrative Claim; provided, that such treatment shall not provide to the holder of such Administrative Claim a return having a present value as of the Effective Date in excess of such Allowed Administrative Claim. If a portion of an Administrative Claim is disputed, the undisputed portion of such Administrative Claim shall be timely paid as provided in Section 4.2 of the Plan.

44. Final Fee Applications and Fee Application Bar Date. Each Professional Person who holds or asserts a Fee Claim will file and serve on all parties entitled to notice thereof an application for final allowance of compensation and reimbursement of expenses no later than forty-five (45) calendar days after the Effective Date in accordance with the Plan and various orders of the Court establishing procedures for submission and review of such applications. The failure to timely file and serve such a Fee Application shall result in the Fee Claim being forever barred and discharged. ~~Fee Claims for the Debtors’ Professionals incurred from the period from the Confirmation Date through the Effective Date shall be paid in accordance with Paragraph 20 of this Confirmation Order and shall not be subject to the filing of a Final Fee Application. Fee Claims for the Equity Committee’s Professionals incurred from the period from the Confirmation Date through the Effective Date shall remain subject to the filing of a Final Fee Application in accordance herewith.~~ Payment of compensation and reimbursement of expenses to Ordinary Course Professional Persons shall be treated pursuant to the terms of this Court’s order authorizing the retention thereof. Each application shall comply with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Local Bankruptcy Rules. All such requests for payment of Fee Claims and applications for final allowance of compensation and reimbursement of expenses will be subject to authorization and approval of the Court. Any objections to applications for final allowance of compensation and reimbursement of expenses of Professional Persons must be filed and served within twenty (20) calendar days of service of the relevant fee application. A Fee Claim in respect of which a Fee Application has been properly filed and served pursuant to Section 4.2(b) of the Plan and this Confirmation Order shall become an Allowed Administrative Claim only to the extent allowed by order of the Court. Notwithstanding the foregoing, entry of this Confirmation Order, or the occurrence of the

Effective Date, the Debtors or the Reorganized GSI Entities, as the case may be, shall continue to pay any unpaid interim fees and disbursements required to be paid pursuant to the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals and Committee Members, entered on December 18, 2009 [Docket No. 135] (the “Interim Compensation Order”).

45. Subrogation. To the extent the holder of an Allowed Guarantee Claim (other than Senior Note Claims) receives a Plan Distribution from a Guarantor Debtor and/or its Estate, and except as provided otherwise in the Plan, such Guarantor Debtor shall be subrogated to the rights of the holder of such Allowed Guarantee Claim to collect and receive a Plan Distribution on account of such Claim from the Obligor Debtor and/or its Estate under the Plan.

46. Third Party Agreements; Subordination. The Plan Distributions to the various classes of Claims and Equity Interests under the Plan shall not affect the right of any Person to levy, garnish, attach or employ any other legal process with respect to such Plan Distributions by reason of any claimed subordination rights or otherwise. All such rights and any agreements relating thereto shall remain in full force and effect, except as otherwise compromised and settled pursuant to the Plan. Plan Distributions shall be subject to and modified by any Final Order directing distributions other than as provided in the Plan. The right of the Debtors to seek subordination of any Claim (other than the Senior Note Claims) or Equity Interest pursuant to section 510 of the Bankruptcy Code is fully reserved, and the treatment afforded any Claim or Equity Interest that becomes a Subordinated Claim or Subordinated Equity Interest at any time shall be modified to reflect such subordination. No Plan Distributions shall be made on account of a Subordinated Claim or Subordinated Equity Interest.

47. Retiree Benefits. Pursuant to section 1129(a)(13) of the Bankruptcy Code, on and after the Effective Date, all retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

48. Setoff Rights. In the event that any Debtor has a Claim of any nature whatsoever against the holder of a Claim (other than the Senior Note Claims) against such Debtor, then such Debtor is authorized, but is not required to, set off against the Claim (and any payments or other Plan Distributions to be made in respect of such Claim under the Plan) such Debtor’s Claim against such holder, subject to the provisions of sections 553, 556 and 560 of the Bankruptcy Code. Neither the failure to set off nor the allowance of any Claim under the Plan shall constitute a waiver or release of any Claims that any Debtor may have against the holder of any Claim.

49. Post-Confirmation Modifications of the Plan. Section 13.17 of the Plan shall govern any post-confirmation Plan modifications.

50. Authorization to Consummate. The Debtors are authorized to consummate the Plan after entry of this Confirmation Order subject to satisfaction of the conditions precedent to the occurrence of the Effective Date set forth in Section 9.2 of the Plan, or waiver of such conditions pursuant to Section 9.3 of the Plan. The Debtors and the Reorganized Debtors are authorized and directed to execute, acknowledge and deliver such deeds, assignments, conveyances, and other assurances, documents, instruments of transfer, Uniform Commercial Code financing statements, trust agreements, mortgages, indentures, security agreements and bills of sale and to take such other actions as may be reasonably necessary to perform the terms and provisions of the Plan, all transactions contemplated by the Plan, the Plan Documents and all other agreements related thereto.

51. Failure to Consummate the Plan/Non-Occurrence of the Effective Date. If the Effective Date shall not occur, (i) the Plan shall be null and void; (ii) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims against or Equity Interests in a Debtor; (b) prejudice in any manner the rights of the Debtors, including, without limitation, any right to seek a further extension of the exclusivity periods under section 1121(d) of the Bankruptcy Code; or (c) constitute an admission, acknowledgement, offer or undertaking by the Debtors; (iii) upon the filing of a Notice of Non-Occurrence of Effective Date signed by counsel for the Debtors, the Equity Committee and the Noteholders, (x) all assets shall automatically be revested in the entity in which such assets were vested immediately preceding the Confirmation Date, and (y) the Debtors shall operate their businesses as debtors in possession, subject to the Bankruptcy Code, Bankruptcy Rules and all orders of the Court then remaining in full force and effect; and (iv) all actions taken by any person or entity in reliance on the Confirmation Order, including, without limitation, as provided in Paragraphs 20, 21 and 22 above, prior to the filing of the Notice of Non-Occurrence of Effective Date shall remain valid and enforceable and shall not be subject to subsequent review or ratification by the Court. Upon the occurrence of the Effective Date, the Plan shall be deemed substantially consummated.

52. Separate Confirmation Orders. This Confirmation Order is and shall be deemed a separate Confirmation Order with respect to each of the Debtors in each Debtor's separate Chapter 11 Case for all purposes. The clerk of the Court is directed to file and docket this Confirmation Order in the Case of each of the Debtors.

53. Filing And Recording. This Confirmation Order (a) is and shall be effective as a determination that, on the Effective Date, all Claims and Equity Interests existing prior to such date have been unconditionally released, discharged and terminated, and (b) is and shall be binding upon and shall govern the acts of all entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state and local officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any document or instruments. Each and every federal, state and local government agency is hereby directed to accept any and all documents and instruments necessary, useful or appropriate (including Uniform Commercial Code financing statements) to effectuate, implement and consummate the transactions contemplated by the Plan and this Confirmation Order without payment of any recording tax, stamp tax, transfer tax or similar tax imposed by state or local law.

54. Request for Assistance and Aid. This Court hereby requests the assistance, aid, recognition and intervention of any court, tribunal, regulatory or administrative body having jurisdiction in the United States, Canada or in any other foreign jurisdiction to give effect to this Order and to assist in carrying out and enforcing the terms of this Order and the Plan, including, but not limited to, the assistance, aid, recognition and intervention of the New Brunswick Court of Queen’s Bench, in the matter of the Companies’ Creditors Arrangement Act, to make such orders and to provide such assistance as may be necessary or desirable to give effect to this Order and to assist in carrying out the terms of this Order.

55. Retention of Jurisdiction. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and sections 157 and 1334 of title 28 of the United States Code, notwithstanding the entry of this Confirmation Order and the occurrence of the Effective Date, the Court shall retain (a) exclusive jurisdiction after the Effective Date over all matters arising out of or related to the Chapter 11 Cases, the Plan, this Confirmation Order, or any related agreements and documents including, without limitation, the Plan Documents; (b) jurisdiction over Causes of Action after the Effective Date, as legally permissible, on the terms set forth in Article XII of the Plan; and (c) jurisdiction over matters concerning state, local and federal taxes in accordance with 11 U.S.C. §§ 346, 505 and 1146. During the time period between entry of this Confirmation Order and the Effective Date, all prior orders (“Existing Orders”) in these cases shall remain in full force and effect; provided, however, that to the extent there is a conflict between an Existing Order and this Confirmation Order, this Confirmation Order shall control.

56. Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Court at the Confirmation Hearing, shall be paid by the Debtors on or before the Effective Date. From and after the Effective Date, the Debtors shall pay the fees assessed under section 1930 of title 28 of the United States Code until entry of an order closing the Chapter 11 Cases.

57. Final Order. This Confirmation Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof.

Dated: Wilmington, Delaware

May 27, 2010

/s/ PETER J. WALSH
THE HONORABLE PETER J. WALSH UNITED STATES BANKRUPTCY JUDGE

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